UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 11, 2017, DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (the “Company”) announced management transition changes in connection with the first anniversary of the merger with Dasan Network Solutions, Inc. (“DNS”), and the progress successfully attained in the integration of the businesses of legacy Zhone and DNS. The legacy Zhone senior management team of James Norrod and Kirk Misaka have been serving as the Company’s Co-Chief Executive Officer and Chief Financial Officer, respectively, since the completion of the DNS acquisition on September 9, 2016, under one-year employment agreements to ensure a smooth transition and integration of the businesses of legacy Zhone and DNS. Given the successful integration over the past year, the Company agreed with Messrs. Norrod and Misaka that they would step down from their management roles effective as of September 11, 2017. On September 11, 2017, Mr. Norrod also agreed to step down as a member of the Board of Directors of the Company, effective as of September 11, 2017. The Company does not intend to fill the vacancy on the Board of Directors created by Mr. Norrod’s resignation at this time, but may nominate a replacement for election at its 2017 annual meeting of stockholders. In connection with their resignations from their management roles, Messrs. Norrod and Misaka are expected to enter into release agreements with the Company. Pursuant to his release agreement, Mr. Norrod will be entitled to receive a lump sum cash payment of $300,000, continued health benefits at Company expense for a period of six months following his termination of employment and an extension of the period of time to exercise his vested stock options through September 11, 2018. Pursuant to his release agreement, Mr. Misaka will be entitled to receive a lump sum cash payment of $232,500 and an extension of the period of time to exercise his vested stock options through September 11, 2018. Mr. Misaka has agreed to remain in the employ of the Company for a transitional period to assist with the transition of his responsibilities, with the same base salary as was in effect prior to the management transition, and continued vesting of his outstanding stock options during the term of his employment, although his continued employment will no longer be governed by the terms of his employment agreement, which was terminated effective September 11, 2017.
As part of this management transition, effective September 11, 2017, the Board of Directors of the Company appointed Il Yung Kim to serve as President, Chief Executive Officer and Acting Chief Financial Officer of the Company. Mr. Kim, 61, has served as a director and Co-Chief Executive Officer of the Company since the consummation of the merger with DNS on September 9, 2016. Prior to joining the Company, Mr. Kim served as a consultant to DASAN Networks, Inc. From September 2014 to August 2016, Mr. Kim served as Chief Executive Officer of TukTak in Korea, an online startup company, which enables people with creative talents to collaborate and produce goods and services online. From December 2014 to August 2016, he also served as a strategic advisor for InMobi, a global mobile advertising platform provider. Previously, Mr. Kim held various positions with Korea Telecom, including as President and executive board member from 2013 to January 2014, and as Chief Strategy Officer from 2010 to 2013. Mr. Kim commenced his career with British Telecom in 1982, where he held various senior positions including Vice President of Technology and Innovation and Programme Director and Head of

Technology and Investment. Mr. Kim holds a B.S. (with Honors) in Electronic Engineering and an M.S. Degree in Microwave and Modern Optics from University College, University of London.
On September 11, 2017, the Company received a notice of resignation from Richard Kramlich, resigning from the Company’s Board of Directors, effective September 11, 2017. Mr. Kramlich was a Class III Director whose term would otherwise have expired at the Company’s 2019 annual meeting of stockholders. Mr. Kramlich was also a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee. The Company does not believe that Mr. Kramlich’s resignation is the result of any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Kramlich’s resignation, the Board of Directors approved the extension of time for him to exercise his vested stock options through September 11, 2018. The Company does not intend to fill the vacancy on the Board of Directors created by Mr. Kramlich’s resignation at this time, but may nominate a replacement for election at its 2017 annual meeting of stockholders. On September 11, 2017, the Board of Directors of the Company appointed existing director Michael Connors to fill the vacancies on the Company’s Compensation Committee and Corporate Governance and Nominating Committee resulting from Mr. Kramlich’s resignation.
The foregoing description of the release agreements with Messrs. Norrod and Misaka does not purport to be complete and is qualified in its entirety by reference to the full text of the release agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017, which are hereby incorporated herein by reference.

Item 5.08	Shareholder Director Nominations
The Company has provisionally set October 30, 2017 as the date for its 2017 annual meeting of stockholders. The date will be significantly later than the tentative date for the 2017 annual meeting of stockholders previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2016. Because of the delay in the date of the 2017 annual meeting, proposals to be included in the Company’s proxy statement for the 2017 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than the close of business on September 21, 2017 (being the tenth day after the disclosure of the proposed meeting date), which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. The Company’s stockholders must deliver the proposals or nominations to the Company at the following address: DASAN Zhone Solutions, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.
Additionally, in accordance with the advance notice provisions set forth in the Company’s Amended and Restated Bylaws, in order for other business to be brought before the annual meeting outside of Rule 14a-8 under the Exchange Act, it must be received at the Company’s principal executive offices no later than the close of business on September 21, 2017, and must also comply with the provisions set forth in the Company’s Amended and Restated Bylaws and applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release dated September 11, 2017 issued by DASAN Zhone Solutions, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ IL YUNG KIM
Il Yung Kim
President, Chief Executive Officer and Acting Chief Financial Officer